Exhibit 99.1

                     SECURITIES LOAN AGREEMENT

      THIS SECURITIES LOAN AGREEMENT (this "Agreement") is made and entered into as of the 14th day of January 2000, by and among Aden Enterprises, Inc., a California corporation (the "Company") and Michael S. Luther and Daniel A. Koch (collectively referred to herein as the "Lenders").

     WHEREAS, the Company is authorized to issue 100,000,000 shares of common stock;

      WHEREAS, the Company desired to issue additional shares of common stock for the purpose of financing the Company's operations, but the financial condition of the Company precluded seeking the amendment to the Company's articles of incorporation owing to the delays attendant with the proxy solicitation rules applicable to the Company in time to meet the Company's financial needs;

     WHEREAS, the Lenders are (and were) holders of shares of common stock issued by the Company;

      WHEREAS, the Company borrowed, and the Lenders lent to the Company, shares of common stock as set forth at Exhibit "A" hereto (the "Loaned Shares"); and,

      WHEREAS, the parties wish to memorialize their understanding regarding the foregoing transaction.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

1. Each of the Lenders has loaned to the Company their respective Loaned Shares. To this end, the Lenders have delivered to the Company or its transfer agent the certificates representing the Loaned Shares (the "Certificates"), receipt of which is hereby acknowledged.

2. The Company caused the Certificates to be cancelled on the Company's stock register. The Company has authorized, and may continue to authorize, the issuance of new certificates encompassing the Loaned Shares to such persons as the Company has designated or may from time to time designate. The holders of such new certificates shall be entitled to vote the Loaned Shares represented thereby to the full extent permitted by law.

3. The Company shall use its best efforts to cause its articles of incorporation to be amended to increase the number of authorized shares. When and if such amendment is effected in accordance with the California General Corporation Law, the Company shall issue to the Lenders new certificates representing their respective Loaned Shares.

4. Except as set forth in paragraph 3 hereof, neither of the Lenders shall receive any fee or other compensation in connection with the transactions contemplated herein. Each of the Lenders shall be responsible for paying any taxes attendant with such transactions. Each of the Lenders shall further be responsible for filing at their own expense all reports required to be filed by them by the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, any reports under Form 4 and Schedule 13D.

5. In the event a court or administrative agency of competent jurisdiction shall determine that the transactions contemplated herein violate any law (including, but not limited to, Section 5 of the Securities Act of 1933, as amended, Sections 10, 13 and 14 of the Exchange Act, and rules thereunder), such transactions shall be void. In such event, the parties shall take all action necessary or expedient to rescind the transactions contemplated herein.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, the parties execute this Agreement as of the day and year first above written.


COMPANY:                           LENDERS:
ADEN ENTERPRISES, INC.



By: /s/ Michael S. Luther           /s/ Michael S. Luther
                                        MICHAEL S. LUTHER

                                    /s/ Daniel A. Koch
                                        DANIEL A. KOCH

                                                        Exhibit "A"

                           LOANED SHARES


Name of Holder                              Date of Loan No. of Shares
--------------                              --------------------------

Michael S. Luther                              6/3/99       2,995,002
                                               6/16/99        700,000
                                               6/24/99      4,340,000
                                               8/2/99       1,330,000
                                               9/8/99       4,963,274
                                               10/6/99      9,110,000
                                              12/15/99     15,000,000
                                   Subtotal                38,438,276
Daniel A. Koch                                 10/6/99     13,366,188
                                      Total                51,804,464
